UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2013

CST BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way, Building D, Suite 200 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On June 3, 2013, the Board of Directors of the Company (the “Board”) appointed Denise Incandela to the Board. Ms. Incandela's appointment to the Board was reported under item 5.02 on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 3, 2013 (the “Original Form 8-K”); such disclosure is incorporated herein by reference in its entirety. At the time of the filing of the Original Form 8-K with the SEC, Ms. Incandela’s committee assignments had not been determined. On September 12, 2013, the Board of Directors appointed Ms. Incandela to serve on the Nominating and Governance Committee.

(e)    On September 12, 2013, the board of directors of CST Brands, Inc. approved the CST Brands, Inc. Excess Savings Plan (“Excess Savings Plan”) effective as of October 1, 2013. The Company has established the Excess Savings Plan to provide benefits to our employees whose annual additions to our qualified 401(k) plan are subject to the limitations on such annual additions as provided under Section 415 of the Internal Revenue Code (“Code”), and/or who are otherwise constrained by Code Section 401(a)(17), which limits the amount of an employee’s annual compensation which may be taken into account under the qualified plan. All balances under the Excess Savings Plan are maintained on the books of the Company and earnings are credited to a participant’s accumulated savings account under the plan in an amount equal to an interest rate of prime plus one (1) percent. Benefits will be paid in a lump sum within 90 days following the applicable distribution event; provided, however, that, in the event that a participant is a “specified employee” within the meaning of Code Section 409A, any distribution shall be subject to a six-month delay, if applicable. Participants are 100% vested at all times in any Company contributions credited to their Excess Savings Plan accounts.

The Excess Savings Plan applies to employees whose annual benefit salary exceeds the applicable limits including CST’s named executive officers.

The Excess Savings Plan is an unfunded, nonqualified deferred compensation plan and is intended to comply with the requirements of Section 409A of the Code.

The foregoing summary of the Excess Savings Plan is not intended to be complete and is qualified in its entirety by reference to the full text of the plan, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01. Other Events.
On September 12, 2013, CST Brands announced in a press release that its Board of Directors adopted a dividend policy under which the company intends to pay a quarterly cash dividend on its common stock. The initial quarterly cash dividend of $0.0625 per share payable October 15, 2013 to shareholders of record on September 30, 2013. CST expects the initial dividend rate to be $0.25 per share per year, or $0. 0625 per share quarterly.

The cash dividend policy and the declaration and payment of each quarterly cash dividend will be subject to the Board's continuing determination that the policy and the declaration of dividends thereunder are in the best interests of CST Brands' stockholders and are in compliance with applicable law. CST Brand's Board retains the power to modify, suspend or cancel its dividend policy in any manner and at any time that it may deem necessary or appropriate in the future.

The information in this Item 8.01 of this Current Report (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of

1934, as amended, or otherwise subject to the liabilities of the Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that the Company chooses to disclose solely because of Regulation FD.

Safe Harbor Statement

Statements contained in Exhibit 99.2 to this report that state the Company's or its management's expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Company may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01    Financial Statements and Exhibits.
Exhibit
Number    Description

10.1	CST Brands, Inc. Excess Savings Plan.

99.1	Press Release dated September 12, 2013 regarding the declaration of a regular quarterly dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Cynthia P. Hill
By:	Cynthia P. Hill
Title:	Senior Vice President and General Counsel

Dated:	September 13, 2013
EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	CST Brands, Inc. Excess Savings Plan
99.1	Press Release dated September 12, 2012

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